Exhibit 99.5

Trammell Crow Company

Other Data

(UNAUDITED)

	September 30, 2005	December 31, 2004

Number of Brokers (A)	649	632

Development Inventory (in millions):
In process inventory	$3,541	$2,628
Pipeline inventory	2,557	2,491
Total Inventory	$6,098	$5,119

(A)  The number of brokers includes transaction managers who work on the Company’s various user accounts.  Information at December 31, 2004 has been restated to include brokers in this area.